UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 14, 2015

WINDSTREAM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-54360	98-0178621
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

819 Buckeye Street, North Vernon, Indiana 47265

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 953-1481

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective July 9, 2015, WindStream Technologies, Inc. (the “Company”) issued 1,500,000 shares of common stock to an accredited investor upon conversion of $22,080 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.01472 per share.

Effective July 14, 2015, the Company issued 8,000,000 shares of common stock to Redwood Management LLC upon conversion of $77,600 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0097 per share.

Effective July 15, 2015, the Company issued 1,500,000 shares of common stock to an accredited investor upon conversion of $21,000 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.014 per share.

The above issuance was made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Effective July 16, 2015, after the issuances described above, the Company had 180,133,856 shares of common stock issued and outstanding.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDSTREAM TECHNOLOGIES, INC.

Date: July 17, 2015	By:	/s/ WILLIAM K. THORPE
William K. Thorpe
Chief Financial Officer

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